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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 26, 1998

                        TESSCO Technologies Incorporated
             (Exact name of registrant as specified in its charter)

             Delaware                       0-24746             52-0729657
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(State  or other jurisdiction     (Commission File Number)   (I.R.S. Employer
       of incorporation)                                     Identification No.)

 11126 McCormick Road, Hunt Valley, MD                                  21031
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code     (410) 229-1000

                                 Not applicable
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          (Former name or former address, if changed since last report)


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Item 8 Change in Fiscal Year.

     The Board of Directors of the Company has determined (as of March 26, 1998) to change the Company's fiscal year. Before this change, the fiscal year of the Company has been a period of 52 or 53 weeks ending on the close of business on the Friday falling on or between March 26 and April 1. Because the Company's natural accounting and business week ends on Sunday rather than on Friday, the Company's Board of Directors has determined that it is in the best interest of the Company to conform the end of the Company's fiscal year to this natural weekly accounting and business cycle. Accordingly, effective as of the fiscal year ending in 1998 and for each fiscal year thereafter, the fiscal year of the Company will be the period of 52 or 53 weeks ending on and including the Sunday falling on or between March 26 and April 1 of such year. In particular, the most recent fiscal year of the Company includes the 52-week period beginning Monday, March 31, 1997 and ending on the close of business on Sunday, March 29, 1998. This change will be reflected in the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1998. The results of operations and cash flows for the two-days transition period immediately following the Company's last fiscal year ended March 28, 1997 (i.e., the two days ended March 30, 1997), which are expected to be immaterial, will be reported in the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1998.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TESSCO Technologies Incorporated



Date: April 9, 1998                By: /s/ Gerald T. Garland
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                                       Gerald T. Garland
                                       Chief Financial Officer and Treasurer